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                                                                     EXHIBIT 11

               TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                 COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                 (Unaudited)
               (in thousands, except share and per share data)

                                                          THREE MONTHS ENDED                          NINE MONTHS ENDED
                                               -----------------------------------------  ----------------------------------------
                                               SEPTEMBER 30, 1999    SEPTEMBER 30, 1998    SEPTEMBER 30, 1999   SEPTEMBER 30, 1998
                                               -------------------   -------------------  -------------------   ------------------
Net income (loss)                                       $     149          $     (3,896)        $     (4,114)        $     (7,623)
                                               ===================   ===================  ===================   ==================

                                                                      NET INCOME (LOSS) PER SHARE - BASIC

Weighted average common shares  - Basic                12,946,624            12,946,624           12,946,624           12,946,624
                                               ===================   ===================  ===================   ==================

Net income (loss) per share - Basic                    $     0.01          $      (0.30)        $      (0.32)        $      (0.59)
                                               ===================   ===================  ===================   ==================

                                                                      NET INCOME (LOSS) PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares  - Basic              12,946,624            12,946,624           12,946,624           12,946,624
  Dilutive effect of shares under
    employee stock plans                                  256,506                     -                    -                    -
                                               -------------------   -------------------  -------------------   ------------------
  Weighted average common shares - Diluted             13,203,130            12,946,624           12,946,624           12,946,624
                                               ===================   ===================  ===================   ==================

Net income (loss) per share - Diluted                  $     0.01          $      (0.30)        $      (0.32)        $      (0.59)
                                               ===================   ===================  ===================   ==================
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